Exhibit 32(ii)

Arrow Electronics, Inc.
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”)

In connection with the Annual Report on Form 10-K of Arrow Electronics, Inc. (the "company") for the year ended December 31, 2018 (the "Report"), I, Chris D. Stansbury, Senior Vice President, Finance, and Chief Financial Officer of the company, certify, pursuant to the requirements of Section 906, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:	February 7, 2019	By:	/s/ Chris D. Stansbury
Chris D. Stansbury
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.